Exhibit 21.1


RB ASSET, INC.
FORM 10K  JUNE 30, 2000  FILE NUMBER 333-38673
EXHIBIT 21-1


Rivercity Realty Management Corp.
Quest Equities Corp
Quest Realty Corp.
Cora Apple Inc.
Riverbridge Realty Corp
Rivercity Realty Corp.
RR Hicksville Corp.
Bay Landing Corp
Kew Gardens Properties, Inc.
Citispire Apartments, Inc.
86 West Corp.
Shorehaven Properties, Inc.
Castle Hill Realty Holdings, Inc.
Royal York Properties, Inc.
Parc Vendome Realty Holding Corp.
Riverbank Properties, Inc. (N.Y.)
Pershing Properties, Inc.
RB Columbus Corp
Riverbank Realty Enterprises, Inc.
RB Lockbourne Corp
RB Cicero Corp.
RB Bowie Corp.
RB Alden Corp
Berry Boulevard, Inc.
Riverbank Raley, Inc.
Riverbank Financial Group
Del Rio Escondido, Inc.
Riverbank Antelope, Inc.
Acacias-Murrieta, Inc.
26970 Hayward, Inc.
Kirkham Stowe, Inc.
Old Crow Canyon Offices, Inc.
Drake Brick Kiln, Inc.
Laguna Canyon, Inc.
RB Camarillo, Inc.
5327 Jacuzzi Street, Inc.
Wayne Properties, Inc.
Willow Lake Inc.
Rochelle Park One Nine Four, Inc.
Hampton Ponds Realty Corp.
260 West Sunrise Corp.
Middletown Property Corp.
Harbor Lights Property Corp.
Princeton Park Office Realty, Inc.
Pershing Acquisition Corp.
East River Financial Group, Inc.
Cupertino Property, Inc.
Watervliet Properties Corp
Orange White Acres, Inc.
Quest Holding Company
RB Castle Hill Corp.